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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549





                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 29, 2000



                              HALSEY DRUG CO., INC.



                   695 NO. PERRYVILLE ROAD, ROCKFORD, ILLINOIS


                                 (815-399-2060)



Incorporated under the laws of      Commission File Number              I.R.S. Employer Identification Number
       State of New York                 1-10113                                 11-0853640

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ITEM 5            OTHER EVENTS

                  On August 29, 2000, the Company was informed by the Adjudicatory Counsel of the American Stock Exchange ("Amex") that it has determined to delist the Common Stock of the Company as it does not meet the Amex's criteria for continued listing. Such criteria include minimum levels of shareholders equity and the absence of years of net losses from continuing operations which, in the opinion of Amex, is necessary for continued listing. As a result, the last day for trading on the Amex will be Thursday, September 7, 2000. The Adjudicatory Counsel's decision to delist the Company's Common Stock was reached after the Company's appeal of the Amex's initial determination to delist the Common Stock in March, 2000.

                  The Company anticipates that trading in the Company's Common Stock will commence Friday, September 8, 2000 on the Over the Counter Bulletin Board. Although the Company has been informed that one or more brokers will make a market in the Company's common stock on the OTC Bulletin Board, such brokers are not obligated to do so any may discontinue making a market at any time.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         Exhibit No.        Description
         -----------        -----------
          99.1              Press Release dated August 30, 2000 announcing
                            receipt of the Amex delisting notification

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HALSEY DRUG CO., INC.


                                         By:/s/  Michael Reicher
                                         -----------------------
                                                 Michael Reicher
                                                 President and Chief
                                                  Executive Officer

Date:    August 30, 2000